Exhibit 99.1

Media Contact:
Sean Reid
Cognos, 613-738-1440
Sean.reid@cognos.com

Investor Relations:
John Lawlor
613-738-3503
john.lawlor@cognos.com

Cognos® Receives Non-Compliance Notice from NASDAQ

OTTAWA, ON and BURLINGTON, MA, May 25, 2006 — Cognos (Nasdaq: COGN; TSX: CSN) today announced that it will request a hearing before the NASDAQ Listing Qualifications Panel (the “Panel”) in response to its receipt of a NASDAQ Staff Determination letter dated May 19, 2006. The letter indicates that Cognos is not in compliance with the filing requirements for continued listing as set forth in NASDAQ Marketplace Rule 4310(c)(14) because Cognos has not yet filed its Annual Report on Form 10-K for the fiscal year ended February 28, 2006. As a result of this non-compliance, Cognos’ common stock is subject to potential delisting from The NASDAQ Stock Market. Cognos will formally request a hearing before the Panel to appeal the NASDAQ Staff’s determination, which will stay the delisting until the appeal has been heard and the Panel has rendered its decision. There can be no assurance that the Panel will grant Cognos’ request for an exception to the filing requirement that will allow continued listing of Cognos’ common stock. Pending a decision by the Panel, Cognos will remain listed on The NASDAQ Stock Market.

Safe Harbor For Forward-Looking Statements:

Certain statements made in this Press Release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and Section 138.4(9) of the Ontario Securities Act.  Such forward-looking statements relate to, among other things, Cognos’ intention to request a hearing before the Panel, Cognos’ continued listing on The NASDAQ Stock Market, Cognos’ potential delisting from The NASDAQ Stock Market and the Panel’s determination as to Cognos’ delisting. These forward-looking statements are neither promises nor guarantees, but involve risks, factors and uncertainties that may cause actual results to differ materially from those in the forward-looking statements. Factors that may cause such differences include, but are not limited to: the outcome of the Securities and Exchange Commission (“Commission”) review which Cognos is currently undergoing and any potential Commission inquiry, the impact of the implementation of new accounting pronouncements and interpretations, Cognos’ ability to select and implement appropriate business models, plans and strategies and to execute on them; fluctuations in Cognos’ quarterly and annual operating results; fluctuations in Cognos’ tax exposure; rules and pronouncements of foreign jurisdictions and their interpretation by foreign courts, tribunals, regulatory and similar bodies; as well as the risk factors discussed in Cognos’ most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, filed with the Commission and the Canadian Securities Administrators (“CSA”), as well as other periodic reports filed with the Commission and the CSA. Readers should not place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Cognos disclaims any obligation to publicly update or revise any such statement to reflect any change in its expectations or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

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About Cognos:

Cognos, the world leader in business intelligence and performance management solutions, provides world-class enterprise planning and BI software and services to help companies plan, understand and manage financial and operational performance.

Cognos brings together technology, analytical applications, best practices, and a broad network of partners to give customers a complete performance system. The Cognos performance system is an open and adaptive solution that leverages an organization’s ERP, packaged applications, and database investments. It gives customers the ability to answer the questions – How are we doing? Why are we on or off track? What should we do about it? – and enables them to understand and monitor current performance while planning future business strategies.

Cognos serves more than 23,000 customers in more than 135 countries, and its top 100 enterprise customers consistently outperform market indexes. Cognos performance management solutions and services are also available from more than 3,000 worldwide partners and resellers. For more information, visit the Cognos Web site at http://www.cognos.com.

Cognos and the Cognos logo are trademarks or registered trademarks of Cognos Incorporated in the United States and/or other countries. All other names are trademarks or registered trademarks of their respective companies.

Note to Editors: Copies of previous Cognos press releases and Corporate and product information are available on the Cognos Web site at www.cognos.com, and at PR Newswire’s site at www.prnewswire.com.

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